Exhibit 10.1
PARTNERS’ EQUITY AGREEMENT
Dated as of
February 7, 2006

By and Between
THOMAS WEISEL PARTNERS GROUP, INC.
and
THE PARTNERS

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		Page
	ARTICLE IV

	MISCELLANEOUS

Section 4.01	Binding Effect; Assignability; Benefit	21
Section 4.02	Notices	21
Section 4.03	Waiver; Amendment; Termination	22
Section 4.04	Fees and Expenses	22
Section 4.05	Governing Law	22
Section 4.06	Jurisdiction	22
Section 4.07	WAIVER OF JURY TRIAL	23
Section 4.08	Specific Enforcement	23
Section 4.09	Counterparts; Effectiveness	23
Section 4.10	Entire Agreement	23
Section 4.11	Captions	23
Section 4.12	Severability	23

	ARTICLE V

	DEFINITIONS

Section 5.01	Definitions	24

Exhibit A:	Joinder Agreement to Partners’ Equity Agreement

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PARTNERS’ EQUITY AGREEMENT
          This PARTNERS’ EQUITY AGREEMENT (this “Agreement”), dated as of February 7, 2006, is entered into by and between Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”) and the individuals listed on the signature page hereof (each, a “Shareholder”). “Shareholder” shall mean, if such person shall have “Transferred” any of his or her “Company Securities” to any of his or her respective “Permitted Transferees” (as such terms are defined below), such person and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such person may be taken at the election of such person and such Permitted Transferees. Capitalized terms used have the meanings set forth in Article V.
W I T N E S S E T H:
          WHEREAS, pursuant to the Plan of Reorganization and Merger Agreement (the “Reorganization Agreement”), dated as of October 14, 2005, by and among the Company, Thomas Weisel Partners Group LLC (“TWPG LLC”) and TWPG Merger Sub LLC, the Company has agreed to succeed to the businesses of TWPG LLC through reorganization transactions (the “Reorganization”) involving, among others, the merger of TWPG Merger Sub LLC with and into TWPG LLC;
          WHEREAS, In connection with the Reorganization, the Shareholders will exchange his or her interests in TWPG LLC for Common Shares (as defined below);
          WHEREAS, the parties hereto acknowledge that each Shareholder, as a result of his or her relationship with TWPG LLC, has obtained knowledge of the Confidential Information (as defined below), and that the Company’s future businesses rely, to a significant extent, upon such Confidential Information and the goodwill of TWPG LLC in general;
          WHEREAS, the parties hereto acknowledge that, following consummation of the Reorganization, as provided in and subject to the terms and conditions of this Agreement, the Shareholders may sell or dispose of certain of his or her Company Securities (as defined below), and receive substantial benefits as a result of the Reorganization.
          WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the Reorganization;
          NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto agree as follows:

ARTICLE I
RESTRICTIONS ON TRANSFER
          Section 1.01 General Restrictions on Transfer. (a) Each Shareholder understands and agrees that the Company Securities received by him or her pursuant to the Reorganization Agreement have not been registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Shareholder agrees that he or she shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.
               (a) Any attempt to Transfer any Company Securities otherwise than in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.
          Section 1.02 Legends. (a) In addition to any other legend that may be required under the Reorganization Agreement or otherwise, each certificate for Company Securities issued to the Shareholders shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PARTNERS’ EQUITY AGREEMENT, DATED AS OF FEBRUARY ___, 2006, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THOMAS WEISEL PARTNERS GROUP, INC. OR ANY SUCCESSOR THERETO.
               (b) If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 1.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue, or cause to be issued, to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 1.02(a) endorsed thereon.
          Section 1.03 Permitted Transferees. Notwithstanding anything to the contrary in this Agreement, a Shareholder may at any time Transfer any or all of his or her Company Securities to one or more of his or her Permitted Transferees without the consent of the Company so long as (a) such Permitted Transferee has agreed in writing to be bound by the terms of this Agreement pursuant to a Joinder Agreement in the form of Exhibit A attached hereto, and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.
          Section 1.04 Restrictions on Transfers by Shareholders. (a) Subject to Sections 1.04(b), 1.04(c) and 1.04(d), a Shareholder shall not Transfer any of his or her Company Securities until after the fifth anniversary of the Closing Date, except to one or more of his or her Permitted Transferees in accordance with Section 1.03; provided that, to the extent that at the time of any proposed Transfer, in the reasonable judgment of the Underwritten Offering Committee, the Shareholder continues to be actively engaged in the businesses of the Firm, his or her Company Securities may be released from the restrictions on Transfers set forth in this Section 1.04(a) to permit that:
               (i) up to one-third of the Company Securities of such Shareholder may be Transferred at any time after the third anniversary of the Closing Date (it being understood that, for purposes of this clause, any Company Securities Transferred by such Shareholder pursuant to Section 1.04(b)(i) on or prior to the third anniversary shall be included in calculating the one-third permitted to be Transferred hereunder); and
               (ii) up to an additional one-third of the Company Securities of such Shareholder may be Transferred at any time after the fourth anniversary of the Closing Date (it being understood that, for purposes of this clause, any Company Securities Transferred by such Shareholder pursuant to Section 1.04(b)(i) after the third anniversary but on or prior to the fourth anniversary shall be included in calculating the additional one-third permitted to be Transferred hereunder).
          (b) Notwithstanding the provisions of Section 1.04(a), a Shareholder may Transfer any of his or her Company Securities as follows:
               (i) in a Public Offering in connection with the exercise of his or her rights under Article II subject to the limitations set forth therein;
               (ii) following the termination of the employment of such Shareholder by the Company due to the Shareholder’s death or disability, in a Transfer that meets all of the requirements of Rule 144; or
               (iii) subject to the approval of the Underwritten Offering Committee, in a Transfer with or without consideration of any kind (A) to a spouse, lineal descendant, sibling or parent of the Shareholder (each, a “Family Member”), (B) a trust that is for the exclusive benefit of such Shareholder and/or one or more Family Members and/or any institution qualified as tax exempt under Section 501(c)(3) of the Code (“Charitable Organization”) or (C) any

Charitable Organization; provided, however, that in each case any such transferee shall have agreed in writing to be bound by the terms of this Agreement pursuant to a Joinder Agreement in the form of Exhibit A attached hereto, and such Transfer is in compliance with the Securities Act and any other applicable securities or “blue sky” laws).
              (c) The restrictions on Transfers set forth in Section 1.04(a) shall not terminate with respect to any Company Securities that have been pledged to the Company as security in connection with the Shareholder Covenants until such time as the Shareholder Covenants shall have expired.
              (d) The restrictions on Transfers set forth in Section 1.04(a) shall terminate automatically upon a Change of Control.
ARTICLE II
REGISTRATION RIGHTS
          Section 2.01 Demand Registration. (a) The Company shall give prompt notice to each Shareholder (so long as such Shareholder is an Eligible Shareholder) of each Window Period, which notice shall specify the Maximum Share Number. If at any time during a Window Period or at any time following the fifth anniversary of the Closing Date, the Company shall receive a request from the Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) to the Other Shareholders. The Company shall use its commercially reasonable efforts to effect, subject to the provisions of Section 2.01(f), the registration under the Securities Act of the Registrable Securities for which the Requesting Shareholders have requested registration under this Section 2.01 and all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders that any Other Shareholders with rights to request registration under Section 2.02 (all such Other Shareholders, together with the Requesting Shareholders, the “Registering Shareholders”) have requested the Company to register by request received by the Company within five (5) Business Days after such Other Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that,
               (i) subject to Section 2.01(d), the Company shall not be obligated to effect more than two Demand Registrations in any twelve-month period,
               (ii) the Company shall not be obligated to effect a Demand Registration unless the aggregate number of shares of the Registrable

Securities requested to be included in such Demand Registration equals or exceeds 5% of the Common Shares outstanding at the time the request for the Demand Registration is made,
               (iii) the Company shall not be obligated to include in such registration a number of Registrable Securities of the Shareholder which exceeds such Shareholder’s Pro Rata Portion (unless any Other Shareholder who is an Eligible Shareholder shall choose not to participate in such registration up to the full amount of such Other Shareholder’s Pro Rata Portion, in which case each Registering Shareholder may choose to increase the number of Registrable Securities to be included in such registration by his or her Pro Rata Portion of the Shortfall subject to the provisions of Section 2.01(e)),
               (iv) the Company shall not be required to effect the registration of Registrable Securities in excess of the Maximum Share Number (the limitations in clauses (ii), (iii) and (iv) of this Section 2.01(a), collectively, the “Public Offering Limitations”),
               (v) in no event shall the Company be required to effect a Demand Registration from any Requesting Shareholder unless such Requesting Shareholder at the time the request is made (x) continues to be actively engaged in the businesses of the Firm (in the reasonable judgment of the Underwritten Offering Committee), (y) has suffered a termination of employment by the Firm resulting from a disability or (z) is a Permitted Transferee (a Shareholder who fulfills the criteria in clauses (x)-(z) of this Section 2.01(a)(v), an “Eligible Shareholder”), and
               (vi) The Company shall not be required to effect a Demand Registration within 180 days of a Piggyback Registration effected pursuant to Section 2.02.
               (b) Promptly after the expiration of the five (5) Business-Day period referred to in Section 2.01(a), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request) or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses in connection with such revoked request.

               (c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.01(b).
               (d) A Demand Registration shall not be deemed to have occurred:
               (i) unless the registration statement relating thereto has become effective under the Securities Act; provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court; or
               (ii) if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 66 2/3% of the Registrable Securities of the Registering Shareholders sought to be included in such registration are included.
               (e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Registering Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included or are otherwise contractually required to be included that are not Registrable Securities under this Agreement) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:
               (i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,
               (ii) second, all Registrable Securities requested to be included in such registration by the Registering Shareholders who are Eligible Shareholders and all Company Securities contractually required to be registered for the account of any other Persons (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders and such other Persons on the basis of the relative number of Registrable Securities or such other Company Securities so requested to be included in such registration by each such Registering Shareholder and such other Person), and
               (iii) third, any Company Securities proposed, but not contractually required, to be registered for the account of any other Persons with such priorities among them as the Company may determine.

               (f) Upon notice to each Requesting Shareholder, the Company may defer the filing of a registration statement pursuant to this Section 2.01 for a reasonable period of time not exceeding 90 days if (i) at the time the Company receives the request for such Demand Registration, there is (A) material non-public information regarding the Company which, in the judgment of the Board, is not in the Company’s best interest to disclose and which the Company is not otherwise required to disclose or (B) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which, in the judgment of the Board, is not in the Company’s best interest to disclose; or (ii) prior to receiving the request for such Demand Registration, the Company has determined to effect an offering in connection with which equity securities of the Company are sold to an underwriter or underwriters for reoffering to the public pursuant to an effective registration statement under the Securities Act, and the Company has determined to proceed with such offering.
          Section 2.02 Piggyback Registration. (a) If the Company proposes to register any of the equity securities issued by it under the Securities Act (other than a registration relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person on Form S-8 or S-4, or any successor or similar forms), whether or not for sale for its own account, the Company shall each such time give notice at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder (so long as such Shareholder is then an Eligible Shareholder), which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b) and the Public Offering Limitations. Upon the request of such Shareholder (if such Shareholder is then an Eligible Shareholder) made within five (5) Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such other Shareholders, to the extent necessary to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten public offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 3.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.
          (b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:
     (i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size, and
     (ii) second, all Registrable Securities requested to be included in such registration by any Shareholders who are Eligible Shareholders pursuant to Section 2.02 and all securities contractually required to be registered for the account of any other Persons (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders and such other Persons on the basis of the relative number of Registrable Securities or such other Company Securities so requested to be included in such registration by each such Shareholder and such other Person), and
     (iii) third, any Company Securities proposed, but not contractually required, to be registered for the account of any other Persons with such priorities among them as the Company shall determine.
     Section 2.03 Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, each Shareholder shall not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any Common Shares, any options or warrants to purchase any Common Shares, or any securities convertible into or exchangeable for any Common Shares now owned or hereafter acquired directly by such Shareholder or with respect to which such Shareholder has or hereafter acquires the power of disposition (except as part of such Public Offering) during the period beginning on the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the managing underwriter shall agree and (ii) 215 days (such period, the “Lock-Up Period” for the applicable registration statement).
     Section 2.04 Registration Procedures. Whenever a Shareholder requests that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable and, in connection with any such request:
          (a) The Company shall prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).
          (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter, to the extent such documents are not publicly available on the SEC’s EDGAR website, the Company shall furnish to such Shareholder and each underwriter, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Shareholder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC. The Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that doing so would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
          (e) The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.
          (f) The Company shall select an underwriter or underwriters in connection with any Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.
          (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company. The Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. The Shareholder further agrees that, upon learning that disclosure of such Records is required by court or administrative order or necessary to respond to inquiries of regulatory authorities, it shall give prompt notice to the Company in advance of such disclosure and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential.
          (h) The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of a comfort letter or comfort letters from the Company’s independent public accountants, in form and substance as are customary in connection with underwritten public offerings.
          (i) The Company may require each such Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.
          (j) The Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).
          (k) The Company shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.
          (l) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.
     Section 2.05 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.05.
     Section 2.06 Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees to indemnify and hold harmless the Company, its officers, directors, agents and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) on substantially the same basis as that of the indemnification of the Company provided in this Section 2.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.
     Section 2.07 Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article II, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
     Section 2.08 Contribution. If the indemnification provided for in this Article II is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholder holding Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholder on the one hand and the underwriters on the other, from the offering of the Registrable Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholder, on the one hand, and of such underwriters, on the other, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and such Shareholder, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholder, on the one hand, and such underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholder bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholder, on the one hand, and of such underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholder or by such underwriters. The relative fault of the Company, on the one hand, and of such Shareholder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The contribution agreement contained in this Section 2.08 is in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     Section 2.09 Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.
     Section 2.10 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
     Section 2.11 Cooperation by the Company. If a Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.
     Section 2.12 No Transfer of Registration Rights. None of the rights of a Shareholder under this Article II shall be assignable by such Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.
     Section 2.13 Underwritten Offering Committee. The Shareholder acknowledges that the Board has the power, at any time, to alter the composition, mandate and authority of the Underwritten Offering Committee. The Shareholder has been informed by the Company that the Underwritten Offering Committee (i) shall initially include Thomas W. Weisel, who will chair the committee, and (ii) shall act with the unanimous approval of the members of the committee.

     Section 2.14 Term of Registration Rights. The Company agrees that, subject to Section 4.03(b), the rights of a Shareholder with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms and conditions hereof, so long as there are Registrable Securities issued and outstanding.
     Section 2.15 Other Agreements. Following the Closing Date, the Company agrees that:
          (a) it will file the reports required to be filed by the Company under the Exchange Act, so as to enable a Shareholder to sell Registrable Securities pursuant to Rule 144;
          (b) it shall cooperate with such Shareholder in connection with any sale or other disposition by such Shareholder of any Registrable Securities pursuant to Rule 144;
          (c) it will take such action as such Shareholder may reasonably request, to the extent required from time to time to enable such Shareholder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions; and
          (d) upon the request of such Shareholder, it shall deliver to such Shareholder a written certification of a duly authorized officer as to whether it has complied with such requirements.
ARTICLE III
SHAREHOLDER COVENANTS
     Section 3.01 Confidential Information. In the course of involvement in the Firm’s activities or otherwise, each Shareholder has obtained or may obtain confidential information concerning the Firm’s businesses, strategies, operations, financial affairs, organizational and personnel matters (including information regarding any aspect of the Shareholder’s tenure as a Managing Director of the Company or of the termination of such employment), policies, procedures and other non-public matters, or concerning those of third parties. Such information (“Confidential Information”) may have been or be provided in written or electronic form or orally. In consideration of, and as a condition to, continued access to Confidential Information, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, each Shareholder hereby undertakes to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Without limiting the foregoing, except as authorized by the Firm or as required by law, each Shareholder may not disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, partner, employee, attorney or agent of the Firm and, in such Shareholder’s reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of the Firm. The foregoing obligations will survive, and remain binding and enforceable notwithstanding, any termination of a Shareholder’s employment and any settlement of the financial rights and obligations arising from a Shareholder’s employment. Without limiting the foregoing, the existence of, and any information concerning, any dispute between a Shareholder and the Firm shall constitute Confidential Information except that a Shareholder may disclose information concerning such dispute to the arbitrator that is considering such dispute, or to such Shareholder’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).
     Section 3.02 Noncompetition. (a) In view of each Shareholder’s importance to the Firm, each Shareholder hereby agrees that the Firm would likely suffer significant harm from such Shareholder’s competing with the Firm during such Shareholder’s Employment Period (as defined in the Employment Agreement) and for some period of time thereafter. Accordingly, each Shareholder hereby agrees that such Shareholder will not, without the written consent of the Company, during the Employment Period and for twelve months following the Date of Termination:
     (i) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise; or
     (ii) associate (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity
     (1) which is similar or substantially related to any activity in which such Shareholder was engaged, in whole or in part, at the Firm,
     (2) for which such Shareholder had direct or indirect managerial or supervisory responsibility at the Firm, or
     (3) which calls for the application of the same or similar specialized knowledge or skills as those utilized by such Shareholder in such Shareholder’s activities at the Firm, at any time during the one-year period immediately prior to the Date of Termination (or, in the case of an action taken during the Employment Period, during the one-year period immediately prior to such action), and, in any such case, irrespective of the purpose of the activity or whether the activity is or was in furtherance of advisory, agency, proprietary or fiduciary business of either the Firm or the Competitive Enterprise.

(By way of example only, this provision precludes an “advisory” investment banker from joining a leveraged-buyout firm or a research analyst from becoming a proprietary trader or joining a hedge fund, in each case without the written consent of the Company)
          (b) For purposes of the Shareholder Covenants, a “Competitive Enterprise” is a business enterprise that engages in, or owns or controls a significant interest in any entity that engages in financial services such as investment banking, public or private finance, financial advisory services, private investing (for anyone other than such Shareholder and members of such Shareholder’s family), merchant banking, asset or hedge fund management, securities brokerage, sales, lending, custody, clearance, settlement or trading.
          (c) For purposes of the Shareholder Covenants, “Date of Termination” means such Shareholder’s Date of Termination (as defined in the Employment Agreement).
     Section 3.03 Nonsolicitation of Clients. (a) Each Shareholder hereby agrees that during the Employment Period and for twelve months following the Date of Termination, such Shareholder will not, in any manner, directly or indirectly, (1) Solicit a Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Firm or (2) interfere with or damage (or attempt to interfere with or damage) any relationship between the Firm and a Client.
          (b) For purposes of the Shareholder Covenants, the term “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.
          (c) For purposes of the Shareholder Covenants, the term “Client” means any client or prospective client of the Firm to whom such Shareholder provided services, or for whom such Shareholder transacted business, or whose identity became known to such Shareholder in connection with such Shareholder’s relationship with or employment by the Firm.
     Section 3.04 Nonsolicitation of Employees. Each Shareholder hereby agrees that during the Employment Period and for twelve months following the Date of Termination, such Shareholder will not, in any manner, directly or indirectly, Solicit any person who is an Employee to resign from the Firm or to apply for or accept employment with any Competitive Enterprise.
     Section 3.05 Transfer of Client Relationships. (a) During the Coverage Period, each Shareholder hereby agrees to take all actions and do all such things as may be reasonably requested by the Firm from time to time to maintain for the

Firm the business, goodwill, and business relationships with any of the Firm’s Clients with whom such Shareholder worked during the term of such Shareholder’s employment.
          (b) For purposes of the Shareholder Covenants, the term “Coverage Period” means the 90-day period beginning on the date on which notice of such Shareholder’s termination of employment is delivered to or by the Firm, or in the case of termination for Cause or on account of Extended Absence (each as defined in the Employment Agreement), the 90-day period beginning on the Date of Termination.
     Section 3.06 Prior Notice Required. Each Shareholder hereby agrees that prior to accepting employment with any other person or entity during the Employment Period or during the twelve months following the Date of Termination, such Shareholder will provide such prospective employer with written notice of the provisions of this Agreement, with a copy of such notice delivered simultaneously to the General Counsel of the Company.
     Section 3.07 Shareholder Covenants Generally. (a) Each Shareholder’s covenants as set forth in Sections 3.01 through 3.06 of this Agreement are from time to time referred to herein as the “Shareholder Covenants.” If any of the Shareholder Covenants is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such Shareholder Covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining Shareholder Covenants shall not be affected thereby; provided, however, that if any of the Shareholder Covenants is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such Shareholder Covenant will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.
          (b) Each Shareholder understands that the Shareholder Covenants may limit such Shareholder’s ability to earn a livelihood in a business similar to the business of the Firm.
          (c) Each Shareholder acknowledges that a violation on such Shareholder’s part of any of the Shareholder Covenants would cause irreparable damage to the Firm. Accordingly, each Shareholder agrees that the Firm will be entitled to injunctive relief for any actual or threatened violation of any of the Shareholder Covenants in addition to any other remedies it may have.
     Section 3.08 Damages. (a) Each Shareholder acknowledges that such Shareholder’s compliance with the Shareholder Covenants is an important factor to the continued success of the Firm’s operations and its future prospects. Each Shareholder and the Company agree that if at any time such Shareholder were to breach any of the Shareholder Covenants, the damages to the Firm would be material, but that the amount of such damages would be uncertain and not readily ascertainable. Accordingly, each Shareholder and the Company agree that if such Shareholder breaches any of the

Shareholder Covenants at any time, such Shareholder shall forfeit to the Company that number of his or her Company Securities that remain subject to the restrictions on Transfer under Section 1.04(a) of this Agreement at such time (it being understood that, for purposes of this Section 3.08, any Transfers otherwise permitted under Section 1.04(b) at such time shall be prohibited with respect to the Shareholder), with a Fair Market Value at such time equal to the dollar amount (the “Liquidated Damages”) communicated to such Shareholder by the Company on or prior to the date hereof and, if the Fair Market Value of his or her Company Securities that remain subject to the restrictions on Transfer under Section 1.04(a) of this Agreement at such time is less than the Liquidated Damages, a cash payment by such Shareholder to the Company equal to such difference.
          (b) Each Shareholder and the Company agree that the Liquidated Damages are reasonable in proportion to the probable damages likely to be sustained by the Firm if such Shareholder breaches at any time any of the Shareholder Covenants, that the amount of actual damages to be sustained by the Firm in the event of such breach is incapable of precise estimation and that such forfeiture is not intended to constitute a penalty or punitive damages for any purposes. The forfeiture by such Shareholder of his or her Company Securities or any cash payment by such Shareholder as the Liquidated Damages will not be construed as a release or waiver by the Company of the right to prevent the continuation of any such violation of such Shareholder Covenants in equity (including injunctive relief) or otherwise.
          (c) Each Shareholder acknowledges and agrees that such Shareholder’s obligations under this Section 3.08 will be full recourse obligations and will be secured pursuant to the Pledge Agreement.
          (d) Each Shareholder acknowledges and agrees that the Liquidated Damages pursuant to this Section 3.08 shall be in addition to, and not in lieu of, any required forfeitures of awards that may be granted to such Shareholder in the future under one or more of the Company’s compensation and benefit plans.
     Section 3.09 Arbitration. Any dispute, controversy or claim between a Shareholder and the Firm arising out of or relating to or concerning the provisions of the Shareholder Covenants, the Pledge Agreement, any agreement between a Shareholder and the Company relating to or arising out of such Shareholder’s employment with the Firm or otherwise concerning any rights, obligations or other aspects of such Shareholder’s employment relationship in respect of the Firm (“Employment Related Matters”) shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the NASD or, if the NASD declines to arbitrate the matter, the AAA in accordance with the commercial arbitration rules of the AAA.
     Section 3.10 Compensation. Each Shareholder hereby acknowledges that the Company intends to maintain the Company’s total compensation and benefits expense, including that payable to the Shareholders as employees but excluding equity awards to be made in connection with the initial public offering of Common Shares, at between 55% and 58% of its net revenues in each fiscal year, beginning in 2006 (although the Company retains the ability to change this rate in the future). Compensation and benefits expense will include, among other things, all salaries, bonus and other compensation (both cash and non-cash) paid by the Company and its subsidiaries to their employees.
ARTICLE IV
MISCELLANEOUS
     Section 4.01 Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. A Shareholder shall cease to be bound by the terms hereof when such Shareholder ceases to own beneficially any Company Securities (other than (i) the provisions of Sections 2.05, 2.06, 2.07, 2.08 and 2.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities; (ii) Article III and (iii) Sections 4.02, 4.04, 4.05, 4.06, 4.07 and 4.08).
          (b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Permitted Transferee acquiring Company Securities shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder”.
          (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     Section 4.02 Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

Thomas Weisel Partners Group, Inc.
One Montgomery Street
San Francisco, CA 94104
Attention: General Counsel
fax: (415) 364-2694

with a copy to:
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, CA 94303
Attention: Scott D. Miller, Esq.
fax: (650) 461-5700

if to a Shareholder, to the last known address of such Shareholder set forth in the records maintained by the Company.
     Any and all notices or other communications or deliveries required or permitted to be provided pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the party to be notified or, if not, then on the next Business Day, (c) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt.
     Any Person that becomes a Shareholder shall provide its address and fax number to the Company.
     Section 4.03 Waiver; Amendment; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board.
          (b) This Agreement shall terminate on the tenth anniversary of the date hereof unless earlier terminated.
     Section 4.04 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own fees and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.
     Section 4.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 4.06 Jurisdiction. The parties hereby agree that, unless otherwise set forth in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States

District Court for the Northern District of California or any California State court sitting in San Francisco, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of California, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.
     Section 4.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 4.08 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
     Section 4.09 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
     Section 4.10 Entire Agreement. This Agreement and the Employment Agreement constitutes the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.
     Section 4.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.
     Section 4.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
ARTICLE V
DEFINITIONS
     Section 5.01 Definitions. The following terms, as used herein, have the following meanings:
     “AAA” means the American Arbitration Association.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the preamble.
     “Anniversary Period” means, at any time, the twelve-month period which commenced on the immediately preceding anniversary of the Closing Date.
     “Board” means the board of directors of the Company.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York or San Francisco, California are authorized by law to close.
     “By-laws” means the By-laws of the Company, as amended from time to time.
     “Change of Control” means (A) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate or that, in each case, requires shareholder approval under the laws of the Company’s jurisdiction of organization, unless immediately following such transaction, either: (i) at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of the Company that were outstanding immediately prior to the transaction (or securities into which the Company’s securities were converted or exchanged in such transaction); or (ii) at least 50% of the members of the board of directors (including directors whose election or nomination was approved by the incumbent directors of the Board) of the company resulting from the transaction were members of the Board at the time of the Board’s approval of the execution of the initial agreement providing for the transaction or (B) the filing by any “person” or “group” (in each case within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, of a Schedule TO or any other schedule, form or report under the Exchange Act, disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Company Securities representing more than 50% of the total voting power of the Company.
     “Charitable Organization” has the meaning set forth in Section 1.04(a)(iv) of this Agreement.
     “Charter” means the Certificate of Incorporation of the Company, as amended from time to time.
     “Client” has the meaning set forth in Section 3.03(c) of this Agreement.
     “Closing Date” means February 7, 2006.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Shares” means shares of Common Stock.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.
     “Company” has the meaning set forth in the preamble.
     “Company Securities” means, with respect to a Shareholder, (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company and, in each case, beneficially owned by the Shareholder as of the Closing Date.
     “Competitive Enterprise” has the meaning set forth in Section 3.02(b) of this Agreement.
     “Confidential Information” has the meaning set forth in Section 3.01 of this Agreement.
     “Coverage Period” has the meaning set forth in Section 3.05(b) of this Agreement.

     “Damages” has the meaning set forth in Section 2.05 of this Agreement.
     “Date of Termination” has the meaning set forth in Section 3.02(c) of this Agreement.
     “Demand Registration” has the meaning set forth in Section 2.01(a) of this Agreement.
     “Eligible Shareholder” has the meaning set forth in Section 2.01(a)(v) of this Agreement.
     “Employee” means any person employed by the Firm who receives compensation, other than a person receiving compensation in the nature of a consulting fee, a pension or a retainer.
     “Employment Agreement” means the employment agreement between a Shareholder and the Company of even date herewith.
     “Employment Related Matters” has the meaning set forth in Section 3.09 of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means, as of any date, (1) in the case of a Common Share, the average of the daily closing prices for a Common Share on the principal securities exchange or market on which the Common Stock is traded for the 20 consecutive Business Days (or, if such trading has commenced less than 20 Business Days prior to the date in question, the actual number of Business Days elapsed since the commencement of such trading) before the date in question, and (2) otherwise, the fair market value thereof as determined in good faith by the Company. Any good faith determination by the Company of the Fair Market Value under this Agreement will be binding on the Shareholders.
     “Family Member” has the meaning set forth in Section 1.04 (a)(iv) of this Agreement.
     “Firm” means the Company, together with its Subsidiaries.
     “Indemnified Party” has the meaning set forth in Section 2.07 of this Agreement.
     “Indemnifying Party” has the meaning set forth in Section 2.07 of this Agreement.
     “Initial Ownership” means, with respect to a Shareholder at any time, the fraction, the numerator of which is the number of Common Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by such Shareholder as of the Closing Date and the denominator of which is the number of Common Shares beneficially owned by the Shareholder and all Other Shareholders who are then Eligible Shareholders.
     “Inspectors” has the meaning set forth in Section 2.04(g) of this Agreement.
     “Liquidated Damages” has the meaning set forth in Section 3.08(a) of this Agreement.
     “Lock-Up Period” has the meaning set forth in Section 2.03 of this Agreement.
     “Maximum Offering Size” has the meaning set forth in Section 2.01(e) of this Agreement.
     “Maximum Share Number” means, with respect to any Anniversary Period, the aggregate number of Common Shares that the Shareholder and the Other Shareholders shall be permitted to Transfer in a registered offering. The Maximum Share Number shall be (A) for the Anniversary Period ending on the first anniversary of the Closing Date, 2,473,051 and (B) for each Anniversary Period thereafter until the fifth anniversary of the Closing Date, that number of Common Shares as the Underwritten Offering Committee shall decide in its sole discretion.
     “NASD” means the National Association of Securities Dealers, Inc.
     “Other Shareholder” means any other shareholder of the Company who is party to this Agreement.
     “Permitted Transferee” means a Person to whom Company Securities are Transferred (A) pursuant to Section 1.04(b)(iii) or (B) by will or the laws of descent and distribution.
     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Piggyback Registration” has the meaning set forth in Section 2.02(a) of this Agreement.
     “Pledge Agreement” means the pledge agreement entered into between the Shareholder and the Company of even date herewith.

     “Pro Rata Portion” means, with respect to a Shareholder, that portion of the Maximum Share Number calculated by multiplying the Maximum Share Number by such Shareholder’s Initial Ownership.
     “Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.
     “Public Offering Limitations” has the meaning set forth in Section 2.01(a)(iv) of this Agreement.
     “Records” has the meaning set forth in Section 2.04(g) of this Agreement.
     “Registering Shareholders” has the meaning set forth in Section 3.01(a) of this Agreement.
     “Registrable Securities” means, with respect to a Shareholder, any Common Shares and any securities issued or issuable in respect of such Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise; provided, however, that such Registrable Securities shall cease to be Registrable Securities at any time when (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 are met or such securities may be sold pursuant to Rule 144(k) or (iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.
     “Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(l).
     “Reorganization” has the meaning set forth in the recitals.
     “Reorganization Agreement” has the meaning set forth in the recitals.
     “Requesting Shareholder” has the meaning set forth in Section 2.01(a) of this Agreement.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shareholder” has the meaning set forth in the preamble.
     “Shareholder Covenants” means the provisions contained in Sections 3.01 through 3.06 of this Agreement.
     “Shares” means Common Shares.

     “Shortfall” means, in respect of any registration, the difference between the Maximum Share Number and the number of Common Shares requested to be included in that registration by each Shareholder who is an Eligible Shareholder.
     “Solicit” has the meaning set forth in Section 3.03(b) of this Agreement.
     “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
     “Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing, in each case of (i) and (ii), other than a pledge by the Shareholder of his or her Company Securities as collateral pursuant to the Pledge Agreement.
     “TWPG LLC” has the meaning set forth in the recitals.
     “Underwritten Offering Committee” means the committee designated by the Board and to which committee the Board has delegated the power to (i) open a Window Period and (ii) approve Transfers in accordance with Section 1.04.
     “Window Period” means such period of time, from time to time, commencing on the 180th day following the Closing Date and ending on the fifth anniversary of the Closing Date, as the Underwritten Offering Committee shall in its sole discretion determine, when a Shareholder will be permitted to request Demand Registrations, subject to the provisions of Article II.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

THOMAS WEISEL PARTNERS GROUP, INC.
By:	/s/ Mark Fisher
	Name:	Mark Fisher
	Title:	General Counsel and Secretary

[NAMES OF PARTNERS]

EXHIBIT A
JOINDER AGREEMENT TO PARTNERS’ EQUITY AGREEMENT
     This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Partners’ Equity Agreement, dated as of February ___, 2006 (the “Partners’ Equity Agreement”) by and between Thomas Weisel Partners Group, Inc. and the individuals listed on the signature page thereto, as the same may be amended from time to time. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Partners’ Equity Agreement.
     The Joining Party hereby acknowledges, agrees and confirms that, by its, his or her execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Partners’ Equity Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it, he or she had executed the Partners’ Equity Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Partners’ Equity Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date and year written below.

Date: ____________, 20__	[NAME OF JOINING PARTY]
By:
Name:
Title:
Address for Notices: